1 Stericycle, Inc. Outside Directors Compensation Policy (the “Policy”) (Amended September 13, 2023) ANNUAL COMPENSATION Annual Retainer Each Outside Director shall receive an “Annual Retainer” consisting of an Annual Cash Retainer and an Annual Equity Retainer, each as described below. For purposes of the Policy, unless otherwise specified, an equity award for a year shall be an award for the period beginning on the date of the regular annual meeting of the stockholders of Stericycle, Inc. (the “Company”) occurring in a calendar year (the “Annual Meeting”) and ending with the earlier of one year after the award was made or the Annual Meeting occurring in the next subsequent calendar year (provided that the date of the next Annual Meeting is at least 50 weeks after the date of the Annual Meeting in the prior year). An “Outside Director” is any member of the Board of Directors who is not employed by the Company or any of its affiliates. Annual Cash Compensation For each year, each Outside Director shall be entitled to payment of a cash retainer for service on the Board of Directors (the “Annual Cash Retainer”) in the amount set forth in Exhibit A from time to time, payable quarterly in arrears. The Annual Cash Retainer amounts for Outside Directors who serve during only a portion of a year shall be prorated based on partial service during the applicable quarter. An Outside Director shall be entitled to elect (a “Cash Conversion Election”) to convert all or a portion of their Annual Cash Retainer to restricted stock units (“RSUs”) with respect to shares of the Company’s common stock, par value $.01 per share (“Common Stock”), having a value (determined at the time the Annual Cash Retainer subject to the Cash Conversion Election would otherwise have been paid to the Outside Director) equal to the amount of the Annual Cash Retainer subject to the Outside Director’s Cash Conversion Election. Any RSUs granted pursuant to an Outside Director’s Cash Conversion Election shall be granted under one or more of the Company’s equity incentive plans based on available share reserves (as applicable, the “Incentive Plan”) and shall be deferred under and in accordance with the terms of the Stericycle, Inc. Directors’ Deferred Stock Plan (the “Directors’ Deferred Plan”). An Outside Director shall be entitled to elect to defer all or a portion of their Annual Cash Retainer for which he or she has not made a Cash Conversion Election under and in accordance with the terms of the Stericycle, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”). Annual Equity Compensation Each Outside Director who is elected to the Board of Directors or continues to serve as a member of the Board of Directors at the Annual Meeting each year shall be entitled to the grant of an “Annual Equity Retainer,” which award shall be made under the Incentive Plan in the form of RSUs with respect to Common Stock, having a Fair Market Value (as defined in the Incentive Plan) as set forth in Exhibit A from time to time (with the number of RSUs to be calculated as of the date of grant of the RSUs). The grant of the Annual Equity Retainer shall be made as of the date of the Annual Meeting or as soon as practicable thereafter. The Annual Equity Retainer shall be evidenced by an award agreement, subject to Exhibit 10.2

2 the terms and conditions of the Incentive Plan and this Policy. An Outside Director may elect to defer all or any portion of their Annual Equity Retainer under and in accordance with the terms of the Directors’ Deferred Plan. If a new Outside Director is elected or appointed other than at an Annual Meeting, the Outside Director will receive an Annual Equity Retainer prorated based on a fraction, the numerator of which is the number of months (including partial months) from the date they are appointed or elected as a director until the date of the Annual Meeting occurring after their date of election or appointment and the denominator of which is 12. Vesting of such RSUs shall occur on the first anniversary of the date of grant. Vesting Any RSUs attributable to an Outside Director’s Cash Conversion Election shall be fully vested from and after the date of grant. The RSUs attributable to an Outside Director’s Annual Equity Retainer that is granted on the date of the Annual Meeting each year shall fully vest on the earlier of the first anniversary of the grant date or the date of the Annual Meeting occurring in the next calendar year (provided that the date of the next Annual Meeting is at least 50 weeks after the date of the Annual Meeting in the prior year), subject to the terms and conditions of the Incentive Plan and the applicable award agreement. Notwithstanding the foregoing, if, prior to the Outside Director’s termination of service as an Outside Director, he or she dies or a Change in Control (as defined in the Incentive Plan) occurs, all of the Outside Director’s then outstanding unvested RSUs shall immediately vest. LEADERSHIP AND OTHER FEES Meeting Fees Outside Directors will not be paid separate fees for attending meetings of the Board of Directors or its committees. Chair of the Board If the Chair of the Board is an independent Outside Director under Nasdaq listing rules, the Chair will be paid an additional fee for their services as Chair in an amount as set forth in Exhibit A from time to time, payable quarterly in arrears. If the Chair of the Board is not an independent Outside Director under Nasdaq listing rules, no additional fees or compensation will be paid to the Chair for their services as Chair. Lead Director The Lead Director of the Board, if any, will be paid a fee each year for their services as Lead Director in an amount as set forth in Exhibit A from time to time, payable quarterly in arrears. Committee Chair Fees The Chairs of the Audit Committee, the Compensation and Human Capital Committee, the Nominating and Governance Committee and the Operations, Safety and Environmental Committee will be paid a fee each year for their services as Chair in an amount as set forth in Exhibit A from time to time, payable quarterly in arrears. Proration The additional leadership fee amounts for Outside Directors who serve in those positions during only a portion of a quarter shall be pro-rated based on partial service during the applicable quarter.

3 Deferrals An Outside Director shall be entitled to make a Cash Conversion Election with respect to any additional fees payable to such Outside Director and to defer any RSUs issued pursuant to such Cash Conversion Election pursuant to the Directors’ Deferred Plan. An Outside Director shall be entitled to elect to defer all or a portion of any additional fees payable to such Outside Director under and in accordance with the terms of the Supplemental Plan provided that the Outside Director does not make a Cash Conversion Election with respect to such fees.

4 EXHIBIT A Effective beginning in 2023: • Outside Director Annual Cash Retainer: $95,000 • Outside Director Annual Equity Retainer: $155,000 • Chair of the Board Annual Fee: $62,500 cash and $62,500 in RSUs • Lead Director Annual Fee: $ N/A • Chair of the Audit Committee Annual Fee: $25,000 cash • Chair of the Compensation and Human Capital Committee Annual Fee: $20,000 cash • Chair of the Nominating and Governance Committee Annual Fee: $20,000 cash • Chair of the Operations, Safety and Environmental Committee Annual Fee: $20,000 cash